Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 333-71768) pertaining to the IHOP Corp. 2001 Stock Incentive Plan of DineEquity, Inc.,

•Registration Statement (Form S-8 No. 333-151682) pertaining to the 2001 Stock Incentive Plan of DineEquity, Inc.,

•Registration Statement (Form S-8 No. 333-174847) pertaining to the 2011 Stock Incentive Plan of DineEquity, Inc.,

•Registration Statement (Form S-8 No. 333-211429) pertaining to the 2016 Stock Incentive Plan of Dine Brands Global, Inc., and

•Registration Statement (Form S-8 No. 333-231473) pertaining to the 2019 Stock Incentive Plan of Dine Brands Global, Inc.;

of our reports dated March 2, 2021, with respect to the consolidated financial statements of Dine Brands Global, Inc. (formerly known as DineEquity, Inc.) and Subsidiaries and the effectiveness of internal control over financial reporting of Dine Brands Global, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended January 3, 2021.

/s/ Ernst & Young LLP
Los Angeles, California
March 2, 2021